UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As TechPrecision Corporation (the “Company”) previously disclosed in a Current Report on Form 8-K dated January 23, 2014, the Company and its wholly owned subsidiary, Ranor, Inc., are parties to a Forbearance and Modification Agreement with Santander Bank, N.A. (formerly Sovereign Bank) (the “Bank”) dated January 16, 2014 (the “Forbearance Agreement”) in connection with the Loan and Security Agreement, dated as of February 24, 2006, between Ranor, Inc. and Sovereign Bank, as supplemented and amended (the “Loan Agreement”). Under the Forbearance Agreement, the Bank agreed to forbear from exercising certain of its rights and remedies arising as a result of the Company’s non-compliance with certain financial covenants under the Loan Agreement until March 31, 2014 (the “Forbearance Period”).

On March 31, 2014, the Forbearance Period expired and the Forbearance Agreement terminated pursuant to its terms. The Company has requested, and the Bank is considering, an extension of the Forbearance Period.  In addition, the Company continues to engage in discussions with potential alternative financing sources to secure a new financing arrangement to, among other things, replace the financing provided by the Loan Agreement and repay all amounts that remain outstanding under the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer